EXHIBIT 10.w

                           [PORT OF NEW ORLEANS LOGO]

                                 August 24, 1998

Mr. Alan Pritzker
Chief Financial Officer
New Commodore Cruise Line Limited
4000 Hollywood Boulevard
Suite 485, South
Hollywood, Florida 33021

         Re: Extension of the Financing and Berthing Agreement between New
             Commodore Cruise Lines Limited and this Board

Dear Mr. Pritzker:

         This will acknowledge receipt of and respond to your June 9, 1998, letter to Mr. James Reese, this Board's General Operations Officer for the Julia Street Passenger Terminal. In that letter, you ask that the Board confirm that your company New Commodore Cruise Line Limited (NCCLL) has met its financial commitment to this Board under the captioned Financing and Berthing Agreement and furthermore, you ask this Board to acknowledge NCCLL's exercise of its option to extend this agreement for an additional three-year period. We confirm that NCCLL has met its financial obligations to this Board under this agreement. We acknowledge your exercise of your option to extend this agreement under its same terms and conditions for an additional three-year period as provided in
Section 8 ("Option to Extend") of the agreement as amended. Accordingly, this agreement as extended shall expire on April 9, 2002.

         Should you have any questions about this letter, please contact Mr. Reese at 504-528-3264.

                                                     Sincerely,

                                                     /s/ J. Ron Brinson

                                                     J. Ron Brinson

JRB/bg